Exhibit 5.1
601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900
October 29, 2025
Commvault Systems, Inc.
1 Commvault Way
Tinton Falls, New Jersey 07724

Re:	Commvault Systems, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We are issuing this opinion in our capacity as special legal counsel to Commvault Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), relating to the offering of up to an additional 1,300,000 shares of the Company’s common stock, par value $0.01 per share (the “Plan Shares”), issuable pursuant to the Commvault Systems, Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”).
In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, including the form of Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), as amended through the date hereof, and the Amended and Restated Bylaws of the Company (the “Bylaws”), (ii) the minutes and records of the corporate proceedings of the Company with respect to the offering of the Plan Shares, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Plan Shares have been duly authorized, and, when the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Certificate and the Bylaws, the Plan Shares will be validly issued, fully paid and non-assessable.
Our advice on every legal issue addressed in this opinion is based exclusively on the General Corporation Law of the State of Delaware.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Plan Shares.

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Commvault Systems, Inc. October 29, 2025 Page 2

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.
This opinion is furnished to you in connection with the filing of the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP